UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 18, 2015
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On August 18, 2015, Novation Companies, Inc. (the “Company”) filed a Current Report on Form 8-K (File No. 001-13533) regarding the resignation of the Company’s Chief Executive Officer W. Lance Anderson and the appointment of Rodney Schwatken as Chief Executive Officer of the Company and Matthew Lautz as Chief Executive Officer of Corvisa LLC (“Corvisa”), the Company’s wholly-owned subsidiary.
Pursuant to Instruction 2 to Item 5.02 on Form 8-K, this Amendment No. 1 on Form 8-K/A is filed for the purpose of disclosing the terms of the compensation packages for Mr. Schwatken and Mr. Lautz, which were subsequently approved by the Compensation Committee (the “Committee”).
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Salary Increases
On August 18, 2015, the Committee approved compensation packages for Mr. Schwatken and Mr. Lautz in light of their new positions with the Company and Corvisa, respectively. Mr. Schwatken and Mr. Lautz each received an increase of $75,000 to his base annual salary, as follows:

Name	Previous Salary	Current Salary (as of August 18, 2015)
Rodney Schwatken	$225,000	$300,000
Matthew Lautz	$275,000	$350,000

The Committee determined that the annual incentive bonuses put into place for Mr. Schwatken and Mr. Lautz for 2015 (as disclosed in the Company’s proxy statement filed on June 1, 2015) continue to align the interests of Mr. Schwatken and Mr. Lautz with those of shareholders and made no changes to such bonuses or the performance metrics.
Grant of Options
The Committee granted each of Mr. Schwatken and Mr. Lautz an option (each, an “Option”, or collectively the “Options”) to purchase 350,000 shares of common stock at a price of $0.51 per share. The closing price of the Company’s common stock on August 18, 2015, as quoted by OTCQB, was $0.26, but the Committee decided to incentivize stronger performance by using the higher, “out of the money” exercise price of $0.51. The use of this exercise price is consistent with recent option grants by the Company.
The Options vest and become exercisable in four equal installments on August 18 of 2016, 2017, 2018 and 2019, and terminate on August 18, 2025. The Options were granted under the Company’s 2015 Incentive Stock Plan (the “2015 Plan’) and may be exercised using the methods described in the 2015 Plan or adjusted in the event of certain changes in the outstanding stock of the Company (e.g., by reason of stock dividends, recapitalization, consolidations, etc.) in accordance with the 2015 Plan.
In the event of either Mr. Schwatken’s or Mr. Lautz’s death, the decedent’s Option will accelerate and the full number of then-unexercised shares will become exercisable in full for a period of 12 months following such death or until the expiration of the Option, whichever period is shorter.
In the event that either Mr. Schwatken’s or Mr. Lautz’s employment terminates due to “Disability”, the departing employee’s Option will accelerate and the full number of then-unexercised shares will become exercisable in full for a period of 12 months following such termination or until the expiration of the Option, whichever period is shorter, provided that the exercise period will be extended by an additional 12 months in the event of death during the original 12 month period. “Disability” is defined in Mr. Schwatken’s Option and in Mr. Lautz’s employment agreement with the Company.
If either Mr. Schwatken or Mr. Lautz is terminated from the Company for “Cause”, the terminated employee’s Option will immediately terminate and cease to be exercisable. “Cause” is defined in Mr. Schwatken’s and Mr. Lautz’s employment agreements.
If either Mr. Schwatken or Mr. Lautz terminates his employment for “Good Reason”, the departing employee’s Option will not accelerate but may be exercised to the extent exercisable at the time of such termination for a period of 3 years from the effective date of such termination or until the expiration of the Option, whichever period is shorter. “Good Reason” is defined in Mr. Schwatken’s and Mr. Lautz’s employment agreements.
If Mr. Schwatken or Mr. Lautz retire from the Company, the then-unvested portion of the retiring employee’s Option will continue to vest in accordance with its terms without giving effect to any such “Retirement”, provided that the vesting of the Option will cease immediately (and the unvested portion will be forfeited) if the Option holder breaches any ongoing obligations to the Company after such “Retirement”, in the good faith determination of the Committee. Upon Retirement, the Option may be exercised for a period of 3 years from the date of Retirement or after the date of vesting (with respect to any portions that vest after Retirement). “Retirement” is defined in the Options.
The Options implement the modified double-trigger “Change of Control” provisions described in the 2015 Plan. The 2015 Plan provides that if and to the extent the Options are assumed, continued or replaced by awards that preserve the existing value of the Options at the time of the Change of Control (including vesting and exercisability periods that are the same or more favorable to participants), then no acceleration of the Options will occur and the Options (or such substitute awards) will remain outstanding and governed by their respective terms.
If the Company or its successor does assume, continue or replace the Options as described above but then terminates either Mr. Schwatken or Mr. Lautz without “Cause” within 18 months of the closing date of the Change of Control, the terminated employee’s Option shall immediately become fully vested and as applicable will become fully exercisable for a period of three years from the date of such termination. If, however, the Options are not assumed, continued or replaced as described above, the Options shall immediately become fully vested and as applicable will become fully exercisable for a period of three years from the closing date of the Change of Control. “Change of Control” is defined in the 2015 Plan, provided that the Options supplement such definition and deem the sale of a primary operating subsidiary of the Company to be a “Change of Control” for purposes of the Options.
If either Mr. Schwatken’s or Mr. Lautz’s service with the Company terminates for any other reason than as described above, the terminated employee’s Option may be exercised to the extent it has become exercisable at the time of such termination for a period of 3 months from the date of such termination or until the expiration of the Option, whichever period is shorter.
The above description of the Options does not purport to be complete, and is qualified in its entirety by reference to the full text of the Options, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employee Non-Qualified Stock Option Agreement, between the Company and Rodney Schwatken, dated August 18, 2015.
10.2	Employee Non-Qualified Stock Option Agreement, between the Company and Matthew Lautz, dated August 18, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: August 20, 2015	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Executive Officer